                                                                   EXHIBIT 10.18


THIS LICENSE AGREEMENT dated for reference the 31 day of March, 1998.
                                               --
BETWEEN:

     DATAWAVE SYSTEMS INC., a corporation incorporated under the laws of British
     ---------------------
     Columbia having a place of business at 101 West 5th Avenue, Vancouver, British Columbia, V5Y 1H9

     (the "Licensor")

AND:

     PHONELINE CARDCALL INTERNATIONAL INC., a corporation incorporated under the
     -------------------------------------
     laws of Canada having its registered and records offices at P.O. Box 48800, 2100 -1111 West Georgia Street, Vancouver, British Columbia, V7X 1K9

     (the "Licensee")


WHEREAS:

A. The Licensor uses a software product called Administrative Billing & Tracking System (the "Product").

B. The Licensee wishes to use the object code of the Product for the purposes hereinafter specified.

C. The Licensor is willing to so license the Product to the Licensee on the terms and conditions specified in this Agreement.

THEREFORE in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

1.   THE PRODUCT
     -----------

1.01 The Product:  The Product, which the Licensor uses under the name
     -----------
"Administrative Billing & Tracking System", means the current version of the computer program, as modified by any modifications contemplated by this Agreement or hereafter effected by or for the Licensee, and includes any subsequent releases or updates of the program which may be supplied from time to time to the Licensee by the Licensor.

2.   LICENSE
     -------

2.01 License:  The Licensor hereby grants to the Licensee a perpetual, non-
     --------
exclusive license for use in Canada only, subject to the terms of this Agreement to use the object code of the Product.

The Product shall only be used on pre-paid long distance calling card equipment located in Canada, and only for related Canadian operations. The Product shall be used only for the processing of the Licensee's own business. The Licensee shall not permit any third party to use the Product, shall not use the Product in the operation of a service bureau and shall not allow access to the Product through terminals located outside the Licensee's business premises, without the prior consent in writing of the Licensor.

2.02      No Sublicenses:  The Licensee acknowledges that the license granted in
          ---------------
Article 2.01 does not permit the Licensee to sublicense or otherwise permit the use of all or any part of the Product by any third-party.

2.03      No Reverse Engineering:  The Licensee agrees not to cause or permit
          -----------------------
the reverse engineering, disassembly or decompilation of the Product.

3.        DELIVERY
          --------

3.01      Time of Delivery:  The Licensor shall deliver the Product to the
          -----------------
Licensee forthwith.

3.02      Method of Delivery:  Unless otherwise specifically provided in this
          -------------------
Agreement, the Licensor shall deliver the Product to the Licensee without charge, by such means as the Licensor may reasonably select. If the Licensee requests special delivery terms, the cost of such special delivery shall be paid by the Licensee. If the Product is lost or damaged during delivery, the Licensor shall replace the Product at no additional cost.

4.        PRICE AND PAYMENT
          -----------------

4.01      Price:  The Licensee shall pay to the Licensor the sum of $177,500.
          ------

4.02      Government Charges:  The amount specified in Article 4.01 is exclusive
          -------------------
of any federal, provincial or state tariffs, duties or sales or use taxes, which shall be paid by the Licensee.

5.        NO WARRANTY
          -----------

5.01      No Warranty:  The Product is licensed to the Licensee "as is" without
          ------------
any representations or warranties.

5.02      NO IMPLIED OR STATUTORY WARRANTIES:  THE LICENSOR MAKES NO WARRANTY OR
          ----------------------------------
CONDITION, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. THERE ARE NO LIABILITIES OR OBLIGATIONS OF THE LICENSOR FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, PERFORMANCE OR LICENSING OF THE PRODUCT. IN NO EVENT WHATSOEVER SHALL THE LICENSOR BE LIABLE FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, SPECIAL, INDIRECT OR OTHER SIMILAR DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST BUSINESS REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS, OTHER COMMERCIAL OR ECONOMIC LOSS OF ANY KIND OR

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ANY CLAIM AGAINST THE LICENSEE BY ANY OTHER PARTY (EXCEPT AS PROVIDED IN ARTICLE
7.02) ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, PERFORMANCE OR LICENSING OF THE PRODUCT OR ANY BREACH OF THIS AGREEMENT, EVEN IF THE LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.03      Further Exclusions:  Without limiting the generality of the foregoing,
          -------------------
there are no liabilities or obligations of the Licensor for damages if the Product has been subjected to malfunctioning computer hardware or abnormal operating conditions, or has been damaged accidentally (electrically or otherwise) or if any problem in respect of the performance of the Product is caused in whole or in part by modifications to the Product made by the Licensee or any third party.

5.04      Operation of Product:  The Licensee agrees that the Licensor does not
          ---------------------
represent or warrant that the operation of the Product will be error free or that the operation of the Product will not be interrupted by reason of any defect therein.

5.05      Limit on Licensor Liability:  The Licensee agrees that the liability
          ----------------------------
of the Licensor and its directors, officers, agents and employees, arising out of contract, negligence, strict liability or tort, or for breach or default entitling the Licensee to rescind or for breach of condition or fundamental term or fundamental breach or otherwise shall not exceed in total the amount paid by the Licensee to the Licensor under this Agreement.

5.06      Limitation Period:  No action, regardless of form, arising out of this
          ------------------
Agreement may be brought by the Licensee against the Licensor more than two years after the cause of action has arisen.

5.07      Limitation of Liability Benefits Employees and Agents:  Every
          ------------------------------------------------------
exemption from liability, limitation and condition contained in this Agreement for the benefit of the Licensor and every defence and immunity of whatsoever nature applicable to the Licensor or to which the Licensor is entitled under this Agreement shall also be available and shall extend to protect every director, officer, employee, agent or independent contractor from time to time of the Licensor and, for the purpose of all such provisions and this section, is and shall be deemed to be acting as agent and trustee on behalf of and for the benefit of all such employees, agents and independent contractors.

6.        NAME AND TRADEMARKS
          -------------------

6.01      Licensor Trademark:  The Licensee shall not be entitled to use any of
          -------------------
the Licensor's trademarks.

7.        TITLE, PROPERTY RIGHTS, AND INDEMNIFICATION
          -------------------------------------------

7.01      Licensor Rights to License:  The Licensor warrants that the Licensor
          ---------------------------
has obtained from the owner thereof and shall at all relevant times retain all such rights and interests in and to the Product (including without limitation, source code, object code, routines, sub-routines, formulas and know-how related thereto) as are necessary and sufficient to grant to the Licensee the license specified in this Agreement.

7.02      Intellectual Property Claims:  The Licensor shall indemnify and hold
          -----------------------------
harmless the Licensee and shall defend, at its own expense, any threatened or actual suit against the Licensee based upon a claim that the Product or its use infringes upon a copyright or trade secret of any third-party anywhere in Canada, and shall pay any settlement, costs and damages awarded, subject to Article 5.05, provided that:

   (a) such infringement has not resulted from a modification of the Product which has been effected by or for the Licensee or from the Licensee combining the Product or a portion thereof with any other program or data and such infringement does not result from the use of a particular release of the Product where such infringement would not have resulted from the use of a later release of the Product;

   (b) the Licensor is notified in writing promptly of any notice received by the Licensee of any claim or of any threatened or actual suit;

   (c) the Licensor shall have the right to control the defence of any claims, suits or proceedings and the Licensee shall not settle any claims, suits or proceedings without the consent of the Licensor; and

   (d) at the Licensor's request and expense, the Licensor is given sufficient information and other assistance by the Licensee for the defence of the same.

Following receipt of a notice of any such claim or of any such threatened or actual suit, the Licensor may, at its option, either procure such rights as may be required or modify the Product in a manner sufficient to assure the Licensee the right to continue to use the Product in the manner contemplated by this Agreement. This Article 7.02 states the entire liability of the Licensor in respect of intellectual property rights wherever and whenever subsisting.

7.03      Licensor Ownership:  The Licensee acknowledges that the Product and
          --------------------
all products developed by the Licensee from the Product (including translations, compilations, partial copies, derivations, modifications and updated works and whether of object code or otherwise) and all copyright, patent and other intellectual property rights in respect thereof remain the sole and exclusive property of the Licensor (or where applicable, the person from whom the Licensor may have licensed the same) and save as expressly provided herein no rights in respect thereof shall vest in the Licensee or its associates.

8.        CONFIDENTIALITY
          ---------------

8.01      Confidentiality:  The Licensee agrees that the Product (including
          ----------------
object code) are trade secrets and proprietary information of the Licensor. The Licensee shall retain in confidence the Product and all information and know-how transmitted to it by the Licensor and shall not make use of the Product or such information or knowledge except in accordance with the terms of this Agreement. The Licensor shall retain in confidence all information and know-how transmitted to it by the Licensee and described as confidential. The obligations in this Article shall not apply to any information which is in the public domain through no act or omission of the party bound by the obligation of confidentiality or to information and know-how which is subsequently, lawfully and in good faith obtained from a third party without breach of this Agreement.

8.02      No Disclosure:  The Licensee shall not disclose or allow to be
          --------------
disclosed the Product or any data or other information concerning the Product, other than to its own employees for its own business purposes.

8.03      Protection of Confidentiality:  The Licensee shall take the steps
          ------------------------------
necessary to protect the confidentiality of the Product. The Licensee shall take appropriate action by instruction or agreement with its employees to protect the confidentiality of the Product. The Licensee shall provide at least the same level of protection as the Licensee affords its own proprietary information. The Licensee shall not make or allow copies of the Product to be made other than one copy for archival or backup purposes, unless otherwise expressly authorized by this Agreement. All copies of the Product made by the Licensee and all products developed by the Licensee (including translations, compilations, partial copies, derivations, modifications and updated works and whether of object code or otherwise) shall include all copyright notices and any other proprietary notices contained in the Product, and shall display such notices not less prominently than such notices are displayed in the Product.
The Licensee shall not remove or permit to be removed such notices.

8.04      Terms of Agreement:  The Licensee shall not disclose the terms,
          -------------------
content, or nature of this Agreement to any third party without the prior written consent of the Licensor.

8.05      Injunctive Relief:  The Licensor and the Licensee acknowledge that
          -------------------
irreparable harm shall result to the other if it breaches its obligations under this Article 8. The Licensor and the Licensee acknowledge that such a breach would not be properly compensable by an award of damages. Accordingly, each of the Licensor and the Licensee agree that the remedies for any such breach may include, in addition to other available remedies and damages, injunctive relief or other equitable relief enjoining such breach at the earliest possible date.

9.        TERM AND DEFAULT
          ----------------

9.01      Term:  This Agreement shall be effective from the reference date
          -----
specified above. The License granted hereunder shall be perpetual unless terminated earlier as provided herein. The license granted to the Licensee by the Licensor shall terminate immediately three months from the date on which the Licensor ceases to be a shareholder of the Licensee.

9.02      Termination by Licensor:  This Agreement may be terminated by the
          ------------------------
Licensor if the Licensee fails to perform or comply with any provision of this Agreement or any other Agreement between the Licensor and the Licensee related to the Product, provided that, if the Licensor intends to terminate this Agreement under the provisions of this Article, it shall provide written notice of the applicable default to the Licensee and termination based thereon shall only be effected if the Licensee fails to rectify the specified default within 30 days after receipt of such notice. This Agreement shall terminate automatically and without further notice to the Licensee if:

   (a) an order is made or a resolution passed for the winding-up or the liquidation of the Licensee or the termination of its corporate existence;

   (b) the Licensee becomes insolvent, admits in writing inability to pay its debts as they mature, makes an assignment for the benefit of its creditors, is declared or adjudged to be a bankrupt, files a petition or makes a proposal under any bankruptcy statute or takes advantage of any legislation for the relief of bankrupt or insolvent debtors in respect of its own debts;

   (c) a receiver, receiver-manager or any official having similar powers is appointed for the Licensee or its business or affairs;

   (d) the Licensee attempts or purports to assign this Agreement without the prior written consent of the Licensor; or

   (e) any attachment, execution or similar process shall be issued against the interest of the Licensee under this Agreement or any secured creditor of the Licensee shall enforce any security interest against the interest of the Licensee under this Agreement.

The rights provided in this Article shall be in addition to any other rights and remedies provided by law or by this Agreement.

9.03      Survival of License:  The rights of the Licensee under this Agreement
          --------------------
shall not terminate upon but shall survive any winding-up, liquidation, insolvency, bankruptcy or receivership of the Licensor. No liquidator, trustee, receiver or receiver-manager of the Licensor shall have any power or right to prevent the Licensee from using the Product in the manner authorized by and subject to the terms of this Agreement.

9.04      Obligations on Termination:  If this Agreement is terminated the
          ---------------------------
obligations of the Licensee to make the payment under Article 4, the obligations of the Licensee under Article 8, and Articles 5.02 to 5.06 inclusive shall survive. The Licensee shall deliver to the Licensor all copies of the Product (including object code) then in the possession of the Licensee or under its control within thirty days following the termination date, and any such object code (and any translation, compilation, partial copy, derivation, modification and updated work) shall be deleted from any program or equipment of the Licensee. The Licensee shall forthwith provide to the Licensor an affidavit or statutory declaration sworn by a senior officer of the Licensee confirming its compliance with the terms of this Article. Upon termination, the Licensee shall be deemed to have assigned and transferred back to the Licensor its licensed rights to the Product. Upon termination, the Licensee agrees not to employ, for any purpose whatsoever, the object code as it was delivered to the Licensee or any translation, compilation, partial copy, derivation, modification or updated work thereof. In particular, but without limiting the generality of the foregoing, the Licensee shall not employ the object code as it was delivered to the Licensee or any translation, compilation, partial copy, derivation, modification or updated work thereof, as part of any product or equipment which the Licensee may sell, assign, lease, license, or transfer to any third-party.

10.       GENERAL TERMS
          -------------

10.01     Force Majeure:  Neither party shall be responsible for any failure to
          --------------
perform hereunder due to unforeseen circumstances or due to causes beyond the non-performing party's reasonable control, including without limiting the generality of the foregoing, acts of God, war, riot, embargoes, acts of government, civil or military authorities, catastrophe, fire, floods, accidents, strikes, shortages of transportation, facilities, fuel, energy, labour or material acts of a public enemy. This Article does not apply to excuse a failure to make payment when due.

10.02     Notices:  All notices required by this Agreement shall be delivered as
          --------
follows:

        (a)  if to the Licensor:

                  101 West 5th Avenue
                  Vancouver, British Columbia, V5Y 1H9


                  Attention:  Peter Hough

        (b)  if to the Licensee:

                  101 West 5th Avenue
                  Vancouver, British Columbia, V5Y 1H9


                  Attention:  Charles Zwebner

or to such other address as the party to receive such notice or request so designates by written notice to the other. Such notices shall be deemed given on the date of delivery as provided above.

10.03     Construction:  This Agreement sets forth the entire understanding
          -------------
between the parties and supersedes all prior agreements, proposals, representations, warranties and all other communications between the Licensor and the Licensee relating to the subject matter hereof. Other than as specifically provided in this Agreement, there are no oral or written conditions, representations, warranties, undertakings or agreements between the Licensor and the Licensee. No modification to this Agreement and no waiver of any provision of this Agreement shall be binding unless executed in writing by the parties. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision hereof nor shall such a waiver be construed as a continuing waiver. Each of the rights and remedies of the Licensor hereunder are separate, non-exclusive, cumulative and without limitation of each other and the rights or remedies available under the law. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. This Agreement shall be governed by the laws of British Columbia. If any clause or provision of this Agreement is declared invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect. Headings used in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement. This Agreement shall not be construed as creating a partnership, joint venture or agency relationship between the parties or any other form of legal association which would impose liability upon one party for any act or failure to act by the other party.

10.04     Assignment:  This Agreement, and any or all rights, duties, or
          -----------
obligations under this Agreement may not be assigned, charged or delegated by the Licensee without the prior consent in writing of the Licensor. Any attempt at such assignment or delegation shall be void. If the Licensor consents to such assignment or delegation, the Licensee shall remain jointly and severally liable with the assignee or delegatee for the obligations of the Licensee under this Agreement. Any change in the persons having effective control of the Licensee shall be deemed an assignment within the meaning of this Article. In addition to all other remedies the Licensor may have at law or in equity, if there is an assignment (including a change in the effective control of the Licensee) to which the Licensor has not consented, the Licensor may terminate this Agreement pursuant to Article 9.02.

10.05     Licensor's Employees:  The Licensee recognizes that the employees of
          ---------------------
the Licensor, and such employees' loyalty and service to the Licensor, constitute a valuable asset of the Licensor. Accordingly, the Licensee agrees not to make any offer of employment to, nor enter into a consulting relation with, any person who was employed by the Licensor within two years of such person's employment by the Licensor. If the Licensee does employ such a person, the Licensee shall pay to the Licensor $100,000 (U.S.) as liquidated damages and not as a penalty.

10.06     Enurement:  Subject to the limitations hereinbefore expressed, this
          ----------
Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

IN WITNESS WHEREOF the parties have executed this License Agreement as at the date first set out above.


PHONELINE CARDCALL                  DATAWAVE SYSTMES INC.
INTERNATIONAL INC.

      /s/ Clive Barwin                     /s/ Clive Barwin
Per: ____________________            Per: ____________________

     Director                             Director
     ____________________                 ____________________
     Title                                Title

     March 31, 1998                        March 31, 1998
     ____________________                  ____________________
      Date                                 Date

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